SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2002

TRANSMERIDIAN EXPLORATION, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE 333-60960 76-0644935
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

11811 North Freeway, Suite 500
Houston, Texas 77060
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (281) 591-4777

Item 6. Resignations of Registrant’s Directors

Transmeridian Exploration, Incorporated Announces Retirement of its Chairman of the Board.

Transmeridian Exploration, Incorporated (“TMEI” or the “Company”) has announced that the Chairman of TMEI’s Board of Directors and co-founder, Peter L. Holstein, is retiring as Chairman effective February 15, 2002; Mr. Holstein will, however, continue to serve as a director. Mr. Holstein’s decision to step down as Chairman was made for personal reasons.

Mr. Lorrie T. Olivier, President and CEO of TMEI said "The board wishes to thank Mr. Holstein for his significant contributions to the company in its formative stage." Mr. Olivier will assume the role of Chairman until the next corporate board meeting.

TMEI is an independent exploration and production company with a significant oil development project in the Republic of Kazakhstan.

SOURCE Transmeridian Exploration, Incorporated

CONTACT: Jim Tucker, Vice President Finance
(281) 591-4777, or TMEI@TMEI.COM.

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Web site: http://www.tmei.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION, INC. Date: February 18, 2002 By: /s/ Jim W. Tucker

Jim W. Tucker, V.P. Finance End of Filing